Exhibit 99.1

Fulgent Genetics Reports Second Quarter 2019 Financial Results

Second Quarter 2019 Results:

•	Record billable tests of 16,369, growing 187% year over year
•	Record revenue of $8.4 million, growing 56% year over year
•	Gross Margin improves more than 12 percentage points sequentially; cost per test improves by 44% sequentially
•	Posts profit; GAAP income of $331,000, or $0.02 per share
•	Non-GAAP income of $1.2 million, or $0.06 per share
•	Cash flow from operations of positive $675,000
•	Adjusted EBITDA of $1.5 million

TEMPLE CITY, CA, August 5, 2019 —Fulgent Genetics (NASDAQ: FLGT) (“Fulgent Genetics” or the “company”) today announced financial results for its second quarter ended June 30, 2019.

Second quarter revenue was $8.4 million, an increase of 56% year over year from $5.4 million in the second quarter of 2018. GAAP income for the second quarter of 2019 was $331,000, or $0.02 per share, and non-GAAP income was $1.2 million, or $0.06 per share.

Adjusted EBITDA was $1.5 million in the second quarter of 2019, an increase of 1,447% year over year from $99,000 in the second quarter of 2018.

Non-GAAP loss and adjusted EBITDA are described below under “Note Regarding Non-GAAP Financial Measures” and are reconciled to the most directly comparable GAAP financial measure, GAAP income (loss), in the accompanying tables.

Ming Hsieh, Chairman and Chief Executive Officer, said, “We had a very strong second quarter and achieved record quarterly results for revenue, billable test volume and cost per test. The momentum we are seeing is due to sustained strength across our business, including traction in the reproductive health and oncology markets, as well as growth in our sequencing as a service business. We also continue to expand our customer reach with partnership agreements, such as our collaboration with the Parkinson’s Foundation announced last month. We believe this recent success is a testament to our differentiated technology capabilities that enable us to develop and deliver unique genetic testing solutions to a diverse customer base.”

Paul Kim, Chief Financial Officer, said, “We exceeded our guidance and expectations in the second quarter and are very pleased with our results. The investments we have made in our business are delivering tangible returns, evidenced by the strong growth in revenue and billable test volume that we demonstrated in the second quarter. At the same time, our gross margin improved sequentially and year-over-year as we are seeing the benefits of scale. We remain optimistic about our growth potential in the quarters ahead, and as such, we are raising our revenue outlook for the year.”

Mr. Kim added, “We will provide a formal update on our guidance regarding certain financial measures during our investment community conference call to shortly follow the issuance of this press release.”

Conference Call Information

Fulgent Genetics will host a conference call for the investment community today at 4:30 PM ET (1:30 PM PT) to discuss its second quarter results. Press and industry analysts are invited to attend in listen-only mode.

The call can be accessed through a live audio webcast in the Investors section of the company’s website, http://ir.fulgentgenetics.com, and through a live conference call by dialing (855) 321-9535 using the conference ID 1283176. An audio replay will be available in the Investors section of the company’s website or by calling (855) 859-2056 using passcode 1283176 through August 12, 2019.

Note Regarding Non-GAAP Financial Measures

Certain of the information set forth in this press release, including non-GAAP income (loss) and adjusted EBITDA, are non-GAAP financial measures. Fulgent Genetics believes this information is useful to investors because it provides a basis for measuring the performance of Fulgent’s business excluding certain income or expense items that management believes are not directly attributable to the company’s core operating results. Fulgent Genetics defines non-GAAP income (loss) as income (loss) calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), plus or minus provisions (benefits) for income taxes, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, plus or minus the effect of a corporate tax rate, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations. Fulgent Genetics defines adjusted EBITDA as GAAP income (loss) plus or minus interest expense (income), plus or minus provisions (benefits) for income taxes, plus depreciation, plus equity-based compensation expenses, plus or minus equity income (loss) in investee, and plus or minus other charges or gains, as identified, that management believes are not representative of the company’s core operations.

Fulgent Genetics may continue to incur expenses similar to the items added to or subtracted from GAAP income (loss) to calculate non-GAAP income (loss) and adjusted EBITDA; accordingly, the exclusion of these items in the presentation of these non-GAAP financial measures should not be construed as an implication that these items are unusual, infrequent or non-recurring. Management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measure of income (loss) in evaluating the company's operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in conformity with GAAP, and non-GAAP financial measures as reported by Fulgent Genetics may not be comparable to similarly titled metrics reported by other companies.

About Fulgent Genetics

Fulgent Genetics is a technology company with a focus on offering comprehensive genetic testing to provide physicians with clinically actionable diagnostic information they can use to improve the quality of patient care. The company has developed a proprietary technology platform that allows it to offer a broad and flexible test menu and continually expand and improve its proprietary genetic reference library, while maintaining accessible pricing, high accuracy and competitive turnaround times. The company believes its test menu offers more genes for testing than its competitors in today’s market, which enables it to provide expansive options for test customization and clinically actionable results.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: anticipated growth of and increased stability in the company’s business and performance, including its volume and expected volume growth of billable tests delivered, and evaluations and judgments regarding diversification, traction, momentum and the company’s recent performance; the success of the company’s investments in its business; the timing, commercial success and impact on the company’s results of new product launches and other initiatives; and the company’s identification and evaluation of opportunities and its ability to capitalize on opportunities to grow its business.

Forward-looking statements are statements other than historical facts and relate to future events or circumstances or the company’s future performance, and they are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the company’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the market potential for, and the rate and degree of market adoption of, the company’s tests and genetic testing generally; the company’s ability to capture a sizable share of the developing market for genetic testing and compete successfully in this market, including its ability to continue to develop new tests that are attractive to its various customer markets and otherwise keep pace with rapidly changing technology; the company’s ability to maintain the low internal costs of its business model, particularly as the company makes investments across its business; the company’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce the company’s sale prices for and margins on its tests; risks related to volatility in the company’s results, which can fluctuate significantly from period to period; risks associated with the composition of the company’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of the company’s revenue; the company’s ability to grow and diversify its customer base and increase demand from existing and new customers; the company’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact the company’s business and performance and enable it to manage any growth it may experience in future periods; the company’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; the company’s level of success in establishing and obtaining the intended benefits from partnerships, joint ventures or other relationships; the company’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with the company’s international operations; the company’s ability to protect its proprietary technology platform; and general industry, economic, political and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and the company assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

The company’s reports filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on March 22, 2019 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on the company’s website upon their filing with the Securities and Exchange Commission. These reports contain more information about the company, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. In particular, you are in encouraged to review the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2019 for any revisions or updates to the information in this release.

Investor Relations Contacts:

The Blueshirt Group

Nicole Borsje, 415-217-2633, nborsje@blueshirtgroup.com

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET DATA
June 30, 2019 and December 31, 2018
(in thousands)

	June 30, 2019	December 31,
ASSETS:	(unaudited)	2018
Cash and cash equivalents	$9,165	$6,736
Investments in marketable securities	29,517	30,684
Accounts receivable, net	5,543	5,948
Property and equipment, net	5,937	6,446
Other assets	6,274	4,090
Total assets	$56,436	$53,904

LIABILITIES & EQUITY:
Accounts payable and accrued liabilities	$5,294	$2,752
Total stockholders’ equity	51,142	51,152
Total liabilities & equity	$56,436	$53,904

FULGENT GENETICS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA
Three and Six Months Ended June 30, 2019and 2018
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenue	$8,424	$5,400	$13,794	$10,053
Cost of revenue (1)	3,620	2,544	6,588	5,316
Gross profit	4,804	2,856	7,206	4,737

Operating expenses:
Research and development (1)	1,574	1,212	2,998	2,670
Selling and marketing (1)	1,304	1,279	2,576	2,409
General and administrative (1)	1,631	1,366	3,160	2,853
Total operating expenses	4,509	3,857	8,734	7,932
Operating income (loss)	295	(1,001)	(1,528)	(3,195)
Interest income and other income	192	98	399	193
Income (loss) before income taxes and equity loss in investee	487	(903)	(1,129)	(3,002)
Provision for (benefit from) income taxes	7	(100)	20	(534)
Income (loss) before equity loss in investee	480	(803)	(1,149)	(2,468)
Equity loss in investee	(149)	(246)	(428)	(491)
Net income (loss)	$331	$(1,049)	$(1,577)	$(2,959)
Basic and diluted income (loss) per common share:
Basic	$0.02	$(0.06)	$(0.09)	$(0.17)
Diluted	$0.02	$(0.06)	$(0.09)	$(0.17)
Weighted average common shares:
Basic	18,343	17,919	18,286	17,891
Diluted	19,021	17,919	18,286	17,891

(1) Equity-based compensation expense was allocated as follows:
Cost of revenue	$167	$151	$309	$275
Research and development	233	171	411	303
Selling and marketing	186	113	311	221
General and administrative	151	138	289	319
Total equity-based compensation expense	$737	$573	$1,320	$1,118

FULGENT GENETICS, INC.
Non-GAAP Income (Loss) Reconciliation
Three and Six Months Ended June 30, 2019 and 2018
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$331	$(1,049)	$(1,577)	$(2,959)
Provision for (benefit from) income taxes	7	(100)	20	(534)
Equity-based compensation expense	737	573	1,320	1,118
Non-GAAP tax effect (1)	-	127	-	523
Equity loss in investee	149	246	428	491
Non-GAAP income (loss)	$1,224	$(203)	$191	$(1,361)
Basic and diluted income (loss) per common share:
Basic	$0.02	$(0.06)	$(0.09)	$(0.17)
Diluted	$0.02	$(0.06)	$(0.09)	$(0.17)
Non-GAAP income (loss) per common share:
Basic	$0.07	$(0.01)	$0.01	$(0.08)
Diluted	$0.06	$(0.01)	$0.01	$(0.08)

Weighted average common shares:
Basic	18,343	17,919	18,286	$17,891
Diluted	19,021	17,919	18,286	$17,891

(1) Tax rates as follows:
Corporate tax rate of zero for the three and six months ended June 30, 2019 due to full valuation allowance. Corporate tax rate of 22% for the three and six months ended June 30, 2018.

FULGENT GENETICS, INC.
Non-GAAP Adjusted EBITDA Reconciliation
Three and Six Months Ended June 30, 2019 and 2018
(in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$331	$(1,049)	$(1,577)	$(2,959)
Interest (income)	(203)	(133)	(418)	(259)
Provision for (benefit from) income taxes	7	(100)	20	(534)
Equity-based compensation expense	737	573	1,320	1,118
Depreciation	511	562	1,046	1,078
Equity loss in investee	149	246	428	491
Adjusted EBITDA	$1,532	$99	$819	$(1,065)